Exhibit (a)(ii)

LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
of
Global Net Lease, Inc.
Pursuant to the Offer to Purchase dated June 2, 2015, as may be supplemented or amended from time to time

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
12:00 MIDNIGHT, EASTERN TIME, ON JUNE 29, 2015 (THE “EXPIRATION DATE”), UNLESS
THE OFFER IS EXTENDED OR WITHDRAWN.

The Depositary for the Offer is:
DST Systems, Inc.

By Mail or Overnight Courier:
DST Systems, Inc.

430 W. 7th Street
Kansas City, MO 64105
Attn: GNL Tender Offer

If you have any questions or need assistance in completing the Letter of Transmittal, please contact American National Stock Transfer, LLC, the Information Agent for the Offer, 405 Park Avenue, 12th Floor, New York, NY 10022, Telephone: (877) 373-2522 (toll-free).

DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

If delivery of Shares (as defined below) is to be made by book-entry transfer to an account maintained by DST Systems, Inc., the paying agent for the Offer, at The Depository Trust Company (“DTC”) pursuant to the procedures set forth under Section 3 of the offer to purchase, dated June 2, 2015 (as may be supplemented or amended from time to time, the “Offer to Purchase”), you are not also required to submit a written Letter of Transmittal to the Depositary.

Notwithstanding anything contained in the Offer to Purchase, this Letter of Transmittal or any other ancillary documents relating to the Offer, brokers, dealers, banks, trust companies and other nominees and DTC participants are not required to, and should not, submit the written Letter of Transmittal to the Depositary or DTC in connection with any tender submitted through DTC’s Automated Tender Offer Program (“ATOP”) system, but need to submit any documentation required for processing through the ATOP system. Notwithstanding anything contained in the Offer to Purchase, this Letter of Transmittal or any other ancillary documents relating to the Offer, brokers, dealers, banks, trust companies and other nominees and DTC participants are not required to, and should not, submit the written Notice of Withdrawal in connection with the withdrawal of any tender submitted through DTC’s ATOP system, but need to submit any documentation required for processing through the ATOP system. All tenders and withdrawals through DTC’s ATOP system must be completed in accordance with the terms and conditions of the ATOP system.

Stockholders who cannot comply with the procedure for book-entry transfer by the Expiration Date or who cannot deliver the required documents to the Depositary by the Expiration Date must tender their Shares according to the guaranteed delivery procedures set forth under Section 3 of the Offer to Purchase. See Instruction 2 below.

Prior to tendering Shares, we recommend that you contact your financial advisor.  As part of the listing of Shares on The New York Stock Exchange, some, but not all, of the registered accounts will automatically be transferred to brokerage accounts in which the Shares will be held in “street” name in tradable accounts (or, in other words, registered in the name of a broker, dealer, commercial bank, trust company or nominee, although still owned beneficially by you). If your Shares are held in “street” name, you must contact your broker, dealer, commercial bank, trust company or other nominee to tender your Shares.

You will need to work with your broker and your financial advisor to determine the status of your account and the best way to tender your Shares, should you desire to do so.

If your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact them if you desire to tender your Shares and request that they tender your Shares for you. If a custodian or other nominee holds your Shares, it may have an earlier deadline for accepting the Offer (as defined below). We urge you to contact the custodian or other nominee that holds your Shares to find out its deadline.

Note:  Signatures must be provided in the box below labeled
“Important: Sign Here to Tender Your Shares”

If you want to Tender Your Shares,
Please Read the Accompanying Instructions Carefully

Ladies and Gentlemen:

The undersigned (“Stockholder” or the “undersigned”) hereby tenders to Global Net Lease, Inc., a Maryland corporation that qualifies as a real estate investment trust for U.S. federal income tax purposes (the “Company”), the number of the undersigned’s shares of common stock of the Company, par value $0.01 per share (the “Shares”), indicated in this letter of transmittal (this “Letter of Transmittal”) at a price of $10.50 per Share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the offer to purchase, dated June 2, 2015 (as may be supplemented or amended from time to time, the “Offer to Purchase”), receipt of which hereby is acknowledged, and in this Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the “Offer”). The Offer will expire at 12:00 midnight, Eastern Time, on June 29, 2015, or such other date as the Offer may be extended (the “Expiration Date”).

Subject to and effective upon acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with, and subject to, the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Shares that are being tendered hereby, subject to the “odd lot” priority and proration provisions of the Offer, and irrevocably constitutes and appoints DST Systems, Inc. (the “Paying Agent”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such tendered Shares, to (a) transfer ownership of Shares on the account books maintained by The Depository Trust Company (“DTC”) or registered on the stock ledger maintained by the Company’s transfer agent, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Company, (b) present such Shares for cancellation and transfer on the Company’s stock ledger, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares and, when the same are accepted for payment, the Company will acquire good title thereto, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered Shares, and the same will not be subject to any adverse claim or right, and (b) the transfer and assignment contemplated in this Letter of Transmittal are in compliance with all applicable laws and regulations. The undersigned will, on request by the Depositary or the Company, execute any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that:

1.	The valid tender of Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Offer; the Company’s acceptance of the tendered Shares will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Offer.
2.	It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 of the Exchange Act also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering stockholder’s representation and warranty to the Company that (i) such stockholder has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4 of the Exchange Act, and (ii) such tender of Shares complies with Rule 14e-4 of the Exchange Act.
3.	The Company will, upon the terms and subject to the conditions of the Offer, (a) pay the Purchase Price of $10.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, and (b) pay for Shares properly tendered and not properly withdrawn from the Offer, taking into account the number of Shares so tendered.
4.	The Company reserves the right, in its sole discretion, to increase or decrease the Purchase Price and to increase or decrease the value of Shares sought in the Offer. The Company may increase the number of Shares sought in the Offer to an amount greater than 11,904,761 Shares, subject to applicable law.
5.	All the Shares properly tendered prior to the Expiration Date at the Purchase Price, and not properly withdrawn, will be purchased in the Offer (including the “odd lot” priority and proration if more than 11,904,761 Shares are properly tendered) according to the provisions described in the Offer to Purchase. The Company will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares tendered by any tendering stockholder. No fractional Shares will be purchased in the Offer.
6.	If any tendered Shares are not purchased for any reason, the Letter of Transmittal with respect to such Shares not purchased will be of no force or effect and Shares tendered by book-entry transfer pursuant to Section 3 of the Offer to Purchase will be credited to the account maintained with DTC by the participant who delivered the Shares at the Company’s expense.
7.	Under the circumstances set forth in the Offer to Purchase, the Company expressly reserves the right, in its sole discretion, to terminate the Offer at any time and from time to time, upon the occurrence of any of the events set forth in Section 7 of the Offer to Purchase and to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to the Paying Agent and the Depositary and making a public announcement thereof. During any such extension, all the Shares previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering stockholder to withdraw such stockholder’s Shares.

8.	The Company has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Shares pursuant to the Offer.
9.	THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION.
10.	IF THE UNDERSIGNED’S TENDERED SHARES ARE ACCEPTED AND THE UNDERSIGNED IS A U.S. STOCKHOLDER (AS DEFINED IN SECTION 14 OF THE OFFER TO PURCHASE), THE RECEIPT OF CASH FOR THE UNDERSIGNED’S TENDERED SHARES WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS (A) A SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT, OR (B) A DISTRIBUTION TAXABLE AS ORDINARY INCOME TO THE EXTENT IT IS OUT OF THE COMPANY’S CURRENT OR ACCUMULATED EARNINGS AND PROFITS (AND NOT DESIGNATED BY THE COMPANY AS A CAPITAL GAIN DIVIDEND OR QUALIFIED DIVIDEND INCOME). IF THE UNDERSIGNED IS A NON-U.S. STOCKHOLDER (AS DEFINED IN SECTION 14 OF THE OFFER TO PURCHASE), THE PAYMENT OF CASH FOR THE UNDERSIGNED’S TENDERED SHARES MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX WITHHOLDING. SEE SECTION 14 OF THE OFFER TO PURCHASE. THE COMPANY URGES THE UNDERSIGNED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER TO PURCHASE.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, THE UNDERSIGNED IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (B) THE DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR THE MATTERS ADDRESSED HEREIN; AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Unless otherwise indicated in the section captioned “Special Payment Instructions,” please issue the check for payment of the Purchase Price in the name(s) of the registered holder(s) appearing under “Name(s) and Address(es) of Registered Holder(s).” Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction 1) have been included with respect to Shares for which Special Payment Instructions have been given. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” to transfer any Shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of the Shares.

The undersigned agrees to all of the terms and conditions of the Offer.

GNL
GLOBAL NET LEASE

To Tender Shares of Common Stock

	Name(s) and Address(es) of Registered Holder(s)

1 **IMPORTANT:** If the number of Shares tendered exceeds the number of Shares you own, there is no valid tender of Shares. **IMPORTANT: Only whole numbers of Shares may be tendered. Any fractional Shares will be disregarded and only Shares rounded down to the nearest whole Share will be accepted for tender.**	**Number of Shares Tendered** *(See instruction 6)* The undersigned hereby tenders the number(s) of the Shares at the applicable price indicated below. **Note:** You may tender all or a portion of your Shares by specifying the number of your Shares that you wish to tender. **Price at Which Shares are Tendered: $10.50 per Share** — **Number of Whole Shares Tendered** **Check here to tender ALL shares** ☐ ALL ______ Check here to tender less than ALL Shares and write number of Shares tendered on line to the right ☐ ______ *(cannot exceed the total number of Shares you own)*
2 IMPORTANT: Complete this section only if (a) tendered Shares are being delivered by book-entry transfer or (b) a Notice of Guaranteed Delivery has previously been delivered. **IMPORTANT: Signatures(s) must be provided below. Please read the instructions set forth in this Letter of Transmittal carefully.**	**Additional Information Regarding Tendered Shares** *(See Instruction 2)* ☐ Check here if tendered Shares are being delivered by book-entry transfer and complete the following: Name of Tendering Institution ______ Account Number ______ Transaction Code Number ______ ☐ Check here if tendered Shares are being delivered pursuant to the guaranteed delivery procedures outlined in Section 3 of the Offer to Purchase and complete the following: **Note:** If you previously sent a Notice of Guaranteed Delivery, please enclose a photocopy of that notice. Name(s) of Registered Holder(s) ______ Date of Execution of Notice of Guaranteed Delivery ______ Name of Institution that Guaranteed Delivery ______ Account Number ______

Global Net Lease, Inc. SIGNATURE PAGES TO LETTER OF TRANSMITTAL\To Tender Shares of Common Stock \Name(s) and Address(es) of Registered Holder(s)\\\\1IMPORTANT:\If the number of Shares tendered exceeds the number ofShares you own, there is no valid tender of Shares.\\ IMPORTANT: Onlywhole numbers of Shares may be tendered. Any fractional Shares will bedisregarded and only Shares rounded down to the nearest whole Sharewill be accepted for tender. Number of Shares Tendered (See instruction6)The undersigned hereby tenders the number(s) of the Shares at theapplicable price indicated below.\ Note:\You may tender all or aportion of your Shares by specifying the number of your Shares that youwish to tender.\Price at Which Shares are Tendered: $10.50 perShare\\\\\\\\\Number of Whole \\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\SharesTendered \\Check here to tender ALLshares\\\\\\\\\\\\\\\\\ALL\\\\\\\\\Check here to tender less than ALLShares and write number of Shares tendered on line to theright\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\(cannot exceed the\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\total number of\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\Shares you own)2IMPORTANT:Completethis section only if (a) tendered Shares are being delivered bybook-entry transfer or (b) a Notice of Guaranteed Delivery haspreviously been delivered.\\ IMPORTANT: Signatures(s) must be providedbelow. Please read the instructions set forth in this Letter ofTransmittal carefully. Additional Information Regarding Tendered Shares(See Instruction 2)\\Check here if tendered Shares are being deliveredby book-entry transfer and\\\\\complete the following:\\Name ofTendering Institution\ Account Number\Transaction Code Number\ \Checkhere if tendered Shares are being delivered pursuant to theguaranteed\\\ delivery procedures outlined in Section 3 of the Offer toPurchase and complete\\\ the following:\\ Note:\If you previously senta Notice of Guaranteed Delivery, please enclose a photocopy of thatnotice.\ Name(s) of Registered Holder(s)\ Date of Execution of Noticeof Guaranteed Delivery\ Name of Institution that Guaranteed Delivery\Account Number

<table>
<tr>
<td>3 IMPORTANT: This section is optional. However, a medallion signature guarantee will be required for all stockholders who complete this section.</td>
<td>Special Payment Instructions (See Instruction 9)

Mail Check to:

Name (Please print) ____________________

Mailing Address ____________________

City ____________________ State ____________________ Zip ____________________

Social Security Number (or) Taxpayer Identification Number ____________________</td>
</tr>
<tr>
<td>4</td>
<td>Odd Lots (See instruction 10)

☐ Check box if the undersigned:

➢ is the beneficial and record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it Is the record holder, and (b) believes, based upon representations made to It by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all Shares beneficially owned by each such person.</td>
</tr>
</table>

3 IMPORTANT:\This section is optional. However, amedallion signature guarantee will be required for all stockholders whocomplete this section. Special Payment Instructions (See Instruction9)\ Note:\To be completed ONLY if the check for the Purchase Price ofShares purchased (less the amount of any federal income and backupwithholding tax required to be withheld) is to be issued in the name ofsomeone other than the undersigned.\ Mail Check to:\ Name (Pleaseprint)\ Mailing Address\City\\\\\\\\\\\\\\\\State\\\\\\\\\Zip\\\\\\\Social Security Number (or)Taxpayer Identification Number4\ Odd Lots (See instruction 10)\Note:\To be completed ONLY If Shares are being tendered by or on behalfof a person owning, beneficially or of record, as of the close ofbusiness on the date set forth on the signature page hereto, and whocontinues to own, beneficially or of record, as of the Expiration Date,an aggregate of fewer than 100 Shares.\ \Check box if the undersigned:\is the beneficial and record owner of an aggregate of fewer than 100Shares, all of which are being tendered; or is a broker, dealer,commercial bank, trust company, or other nominee that (a) is tenderingfor the beneficial owner(s) Shares with respect to which it Is therecord holder, and (b) believes, based upon representations made to Itby the beneficial owner(s), that each such person is the beneficialowner of an aggregate of fewer than 100 Shares and is tendering allShares beneficially owned by each such person.

5IMPORTANT:\Must besigned by registered holder(s) exactly as name(s) appear(s) on thestock ledger maintained by the Company\s transfer agent Sign Here toTender your Shares (See instruction 7)\The undersigned stockholder (orauthorized person signing or behalf of the registered stockholder),hereby tenders the number of Shares specified above pursuant to theterms of the Offer. The undersigned hereby certifies, under penaltiesof perjury, that the information, representations and warrantiescontained in the Instruction Form of which these signature pages are apart and any other forms related to the Offer, which have been dulycompleted by the undersigned, are true and correct as of the datehereof.\ Signature\\Data (mm/dd/yyyy)\\ Name (Please print)\ Capacity(full title)\ Mailing Address\ City, State, Zip\ Daytime Phone # ( )\Social Security Number or Taxpayer Identification Number\ Signature (ifapplicable)\\Date (mm/dd/yyyy)\ \Name (Please print)\ Capacity (fulltitle)\ Mailing Address\ City, State, Zip\ Daytime Phone # ( )\ SocialSecurity Number or Taxpayer Identification Number\ IF YOUR TENDEREDSHARES ARE ACCEPTED AND YOU ARE A U.S. STOCKHOLDER (AS DEFINED INSECTION 14 OF THE OFFER TO PURCHASE), THE RECEIPT OF CASH FOR YOURTENDERED SHARES WILL BE A TAXABLE TRANSACTION FOR US. FEDERAL INCOMETAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAXPURPOSES EITHER AS (A) A SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN ORLOSS TREATMENT, OR (B) A DISTRIBUTION TAXABLE AS ORDINARY INCOME TO THEEXTENT IT IS OUT OF THE COMPANY\S CURRENT OR ACCUMULATED EARNINGS ANDPROFITS (AND NOT DESIGNATED BY THE COMPANY AS A CAPITAL GAIN DIVIDENDOR QUALIFIED DIVIDEND INCOME), IF YOU ARE A NON-U.S. STOCKHOLDER (ASDEFINED IN SECTION 14 OF THE OFFER TO PURCHASE), THE PAYMENT OF CASHFOR YOUR TENDERED SHARES MAY BE SUBJECT TO U.S. FEDERAL INCOME TAXWITHHOLDING. SEE SECTION 14 OF THE OFFER TO PURCHASE. THE COMPANY URGESYOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAXCONSEQUENCES TO YOU OF THE OFFER. 6IMPORTANT: See Instruction 1 todetermine whether your signature must be medallion guaranteed by aneligible guarantor institution.\\ IMPORTANT: A notarization by a notarypublic is not acceptable. Signature(s) Guarantee (See instructions 1and 9)\\\\\\\\FOR USE BY FINANCIAL INSTITUTION ONLY. \\\\\PLACEMEDALLION GUARANTEE IN SPACE BELOW.\\\Request Additional investmentPrograms Information Check box if you are interested in learning moreabout other alternative investment programs distributed by RealtyCapital Securities, LLC, a broker/dealer under common control withGlobal Net Lease, Inc.\s advisor. The Information Agent will notifyyour financial advisor of your interest.

INSTRUCTIONS
to
LETTER OF TRANSMITTAL

GLOBAL NET LEASE, INC.
Forming Part of Terms and Conditions of the Offer

1.	Guarantee of Signatures. No signature guarantee is required if (a) the Letter of Transmittal is signed by the registered holder(s) of the Shares and the registered holder(s) has not completed either the box captioned “Special Payment Instructions” (Section 3 of the Letter of Transmittal); or (b) such Shares are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each, an “Eligible Institution”). If you have any questions regarding the need for a signature guarantee, please call American National Stock Transfer, LLC, the Information Agent for the Offer, 405 Park Avenue, 12th Floor, New York, NY 10022, Telephone: (877) 373-2522 (toll-free).
2.	Requirements of Tender. If your Shares are registered in your name (i.e., if you are an individual who is the record and beneficial owner of the Shares), you may tender your Shares under this Offer by delivering (by regular mail or overnight courier) a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, and any other required documents to the Depositary, which must be received by the Depositary at its address set forth on the back cover of the Offer to Purchase before the Expiration Date.

If you are a broker, dealer, commercial bank, trust company or other nominee tendering Shares on behalf of your client or an institution participating in DTC, tender your Shares pursuant to the procedures for book-entry transfer described in Section 3 of the Offer to Purchase. In order for Shares to be validly tender Shares, you must (a) deliver (by regular mail or overnight courier) a properly completed and duly executed Letter of Transmittal to the Depositary, together with any required signature guarantees, and any other required documents on or prior to the Expiration Date or (b) tender the applicable Shares electronically through DTC’s Automated Tender Offer Program (“ATOP”) into the Paying Agent’s account at DTC by book-entry transfer, subject to the terms and procedures of that system, on or prior to Expiration Date.

Stockholders who cannot complete the procedures for book-entry transfer prior to the Expiration Date, or whose other required documents cannot be delivered to the Depositary by the Expiration Date, may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, Shares may be tendered if the following conditions are met: (a) the tender is made by or through an Eligible Institution; (b) a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided with this Offer to Purchase is received (by regular mail or overnight courier) by the Depositary prior to the Expiration Date; and (c) within three business days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery, the Depositary receives a properly completed and duly executed Letter of Transmittal, and any required signature guarantees and other documents required by the Letter of Transmittal or, if you are tendering Shares through DTC’s ATOP procedures, the Paying Agent receives confirmation of book-entry transfer of the Shares into the Paying Agent’s account at DTC.

A Notice of Guaranteed Delivery must be delivered to the Depositary by regular mail or overnight courier before the Expiration Date and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE SOLE COST, ELECTION AND RISK OF THE TENDERING STOCKHOLDER. THE LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY OR, IN THE CASE OF A

BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION TO THE PAYING AGENT. IF YOU ELECT TO DELIVER BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. No fractional Shares will be purchased in the Offer. All tendering stockholders, by execution of this Letter of Transmittal (or a facsimile of this Letter of Transmittal), waive any right to receive any notice of the acceptance for payment of their Shares.

3.	Withdrawal of Tender. Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Company extends the Offer beyond that time, tendered Shares may be withdrawn at any time until the extended Expiration Date. After the Expiration Date, such tenders are irrevocable, except that they may be withdrawn any time after 12:00 midnight, Eastern Time, on June 29, 2015, if they have not been accepted for payment as described in the Offer to Purchase.

If your Shares are registered in your name (i.e., if you are an individual who is the record and beneficial owner of the Shares), for a withdrawal to be effective, the Depositary must receive (by regular mail or overnight courier), prior to the Expiration Date, a properly completed and duly executed Notice of Withdrawal of Tender for Individual Investors at the Depositary’s address set forth on the back cover page of this Offer to Purchase.

If you are a broker, dealer, commercial bank, trust company or other nominee tendering Shares on behalf of your client or an institution participating in DTC who has tendered Shares under the procedure for book-entry transfer set forth in Section 3, for a withdrawal to be effective, (a) if you tendered Shares through DTC’s ATOP procedures, you must comply with DTC’s procedures for withdrawal of tenders or (b) if you tendered Shares by delivering a written Letter of Transmittal, the Depositary must receive (by regular mail or overnight courier), prior to the Expiration Date, a properly completed and duly executed Notice of Withdrawal of Tender for Brokers, Dealers, Banks, Trust Companies and other Nominees and DTC Participants at the Depositary’s address set forth on the back cover page of this Offer to Purchase.

If you tendered your Shares using more than one Letter of Transmittal, you may withdraw Shares using either separate Notices of Withdrawal or a combined Notice of Withdrawal. Withdrawals may not be rescinded and any Shares withdrawn will not be properly tendered for purposes of the Offer unless the withdrawn Shares are properly re-tendered prior to the Expiration Date by following the procedures described above.

4.	Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, additional information may be provided on a separate signed schedule.
5.	Partial Tenders. A stockholder may tender any or all of his, her or its Shares in whole or in part; however, no fractional Shares will be purchased in the Offer.
6.	Number and Price of Shares Tendered. If you want to tender Shares under the Offer by delivering a Letter of Transmittal, you must complete Section 1 of the Letter of Transmittal entitled “Number and Price of Shares Tendered,” indicating the number of whole Shares you own that you wish to tender at each applicable price.

Stockholders may tender all or a portion of their Shares at the Purchase Price of $10.50 per Share.

Only Shares properly tendered at the Purchase Price, and not properly withdrawn, will be purchased. Each stockholder whose Shares are purchased in the Offer will receive the Purchase Price (net to the seller in cash, less any applicable withholding taxes and without interest). Stockholders may not tender the same Shares more than once and may not tender the same Shares at more than one price.

7.	Signatures on Letter of Transmittal. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the stock ledger of the Company maintained by the transfer agent without any change or alteration whatsoever.

If any of the Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

If your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact them if you desire to tender your Shares and request that they tender your Shares for you.

8.	Stock Transfer Taxes. The Company will pay all stock transfer taxes, if any, payable on the transfer to it of Shares purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Shares are to be registered in the name of, any person other than the registered holder, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted with the Letter of Transmittal.
9.	Special Payment Instructions. If payment is to be made to a person other than the person executing the Letter of Transmittal, the box captioned “Special Payment Instructions” (Section 3 of the Letter of Transmittal) must be completed and signatures must be guaranteed by an Eligible Institution. See Instructions 1 and 7.
10.	Odd Lots. As described in Section 1 of the Offer to Purchase, if the Company is to purchase fewer than all the Shares tendered before the Expiration Date and not properly withdrawn, the Shares purchased first will consist of all the Shares properly tendered and not properly withdrawn by any stockholder who owned, beneficially or of record, an aggregate of fewer than 100 Shares, and who tenders all of the holder’s Shares at the Purchase Price. This preference will not be available unless Section 4 of the Letter of Transmittal captioned “Odd Lots” is completed.
11.	Waiver of Conditions; Irregularities. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.
12.	Requests for Assistance and Additional Copies. Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and Letter of Transmittal may be obtained from, American National Stock Transfer, LLC, the Information Agent for the Offer, 405 Park Avenue, 12th Floor, New York, NY 10022, Telephone: (877) 373-2522 (toll-free).
13.	U.S. Federal Backup Withholding Tax. Under the U.S. federal income tax laws, payments of cash pursuant to this Offer to Purchase to a U.S. Stockholder (as defined in Section 14 of the Offer to Purchase) may be subject to “backup withholding tax” at the applicable statutory rate (currently 28%), unless such U.S. Stockholder provides the Paying Agent with such U.S. Stockholder’s correct taxpayer identification number (“TIN”) on the internal revenue service (“IRS”) Form W-9 included with this Letter of Transmittal, certifies under penalties of perjury that such TIN is correct and provides certain other certifications before payment is made, or such U.S. Stockholder otherwise establishes to the satisfaction of the Paying Agent that such U.S. Stockholder is not subject to backup withholding. If a U.S. Stockholder does not provide such U.S. Stockholder’s correct TIN or fails to provide the required certifications, the IRS may impose a penalty on such U.S. Stockholder. Non-U.S. Stockholders (as defined in Section 14 of the Offer to Purchase) should provide the Paying Agent with the appropriate properly completed and executed IRS Form W-8 (instead of an IRS Form W-9) in order to avoid backup withholding, as discussed below under “U.S. Federal Income Tax Withholding on Payments to Non-U.S. Stockholders.”

A tendering stockholder is required to give the Paying Agent the TIN of the record owner of the shares being tendered. If the shares are held in more than one name or are not in the name of the actual owner, consult the instructions to the enclosed IRS Form W-9 for additional guidance on which number to report.

If a shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such shareholder should write “Applied For” in the space provided for the TIN in Part I of the IRS Form W-9, and sign and date the IRS Form W-9. Writing “Applied For” means that a shareholder has already applied for a TIN or that such shareholder intends to apply for one soon. Notwithstanding that the shareholder has written “Applied For” in Part I, the Paying Agent will withhold the applicable statutory rate (currently 28%) on all payments made prior to the time a properly certified TIN is provided to the Depositary.

The IRS Form W-9 included with this Letter of Transmittal, or the applicable IRS Form W-8, along with the other documentation is required to be provided pursuant to the Letter of Transmittal. You can obtain the applicable IRS Form W-8 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Any IRS Form W-9 or IRS Form W-8 provided to us will be provided by us to the Paying Agent, as necessary, in order to minimize or eliminate withholding on payments made pursuant to this Offer to Purchase.

Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability, and may claim a refund if they timely provide certain required information to the IRS.

Stockholders are strongly encouraged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances, the availability of, and procedure for obtaining, an exemption from backup withholding under current Treasury Regulations, and whether their circumstances dictate that they to provide us with an IRS Form W-9 or applicable IRS Form W-8.

14.	U.S. Federal Income Tax Withholding on Payments to Non-U.S. Stockholders. Non-U.S. Stockholders (as defined in Section 14 of the Offer to Purchase) may be subject to withholding of U.S. federal income tax at a 30% rate on payments received pursuant to this Offer to Purchase. As described in Section 14 of the Offer to Purchase, sale of shares pursuant to the Offer may qualify for sale or exchange treatment or may constitute a taxable dividend, depending on a particular stockholder’s facts and circumstances. The Paying Agent generally will treat payments made to Non-U.S. Stockholders pursuant to this Offer to Purchase as taxable dividends. Accordingly, in compliance with U.S. federal income tax laws, the Paying Agent will withhold 30% of gross proceeds payable to a Non-U.S. Stockholder unless the Non-U.S. Stockholder has provided the Paying Agent before payment is made with (a) a properly completed and executed IRS Form W-8BEN (or other applicable Form W-8) certifying that it is entitled to a reduced rate of withholding under an applicable tax treaty, (b) a properly completed and executed IRS Form W-8ECI certifying that it is exempt from withholding because the payment is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business in the United States or (c) any other applicable IRS Form W-8 properly completed and executed. A Non-U.S. Stockholder may be eligible to obtain a refund of all or a portion of any tax withheld if the Non-U.S. Stockholder meets the “complete termination” “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in Section 14 of the Offer to Purchase that would characterize the exchange as a sale (as opposed to a dividend) with respect to which the Non-U.S. Stockholder is not subject to tax or is otherwise able to establish that no tax or a reduced amount of tax is due. Backup withholding generally will not apply to amounts subject to the 30% or treaty-reduced rate of withholding. A Non-U.S. Stockholder that qualifies for an exemption from withholding by delivering IRS Form W-8ECI generally will be required to file a U.S. federal income tax return and generally will be subject to U.S. federal income tax on income derived from the sale of shares pursuant to this Offer in the manner and to the extent described in Section 14 of the Offer to Purchase as if it were a

U.S. Stockholder. Additionally, in the case of a foreign corporation, such income may be subject to the branch profits tax at a rate of 30% (or a lower rate specified in an applicable tax treaty). The Paying Agent will determine a stockholder’s status as a Non-U.S. Stockholder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding, valid certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Form W-8BEN or IRS Form W-8ECI) unless facts and circumstances indicate that reliance is not warranted.

Non-U.S. Stockholders should provide the applicable properly completed and executed IRS Form W-8 along with the other documentation required to be provided pursuant to the Letter of Transmittal. The applicable IRS Form W-8 can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Any IRS Form W-8 provided to us will be provided by us to the Paying Agent, as necessary, in order to minimize or eliminate withholding on payments made pursuant to this Offer to Purchase.

NON-U.S. STOCKHOLDERS MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX WITHHOLDING AT A 30% RATE ON THE SALE OF SHARES PURSUANT TO THIS OFFER, EVEN IF NO SUCH WITHHOLDING TAX WOULD APPLY IF THOSE SAME SHARES WERE SOLD ON THE OPEN MARKET.

Non-U.S. Stockholders are strongly encouraged to consult their own tax advisors regarding the application of U.S. federal income tax withholding rules, eligibility for a reduction of or an exemption from withholding tax, the refund procedures, and based on their circumstances which applicable IRS Form W-8 they should provide to us.

15.	Validity of the Letter of Transmittal. The Company will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, through the Company’s determination may be challenged by the applicable shareholder(s), and only determinations by a court of competent jurisdiction shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Paying Agent, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.

Questions and requests for assistance may be directed to the Information Agent or the Depositary at their addresses and telephone numbers listed below. If you require additional copies of the Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery, the Notices of Withdrawal or other Offer documents, you should contact the Information Agent, who will promptly furnish to stockholders additional copies of these materials at our expense. You may also contact your own broker, dealer, commercial bank, trust company or other nominee for assistance concerning this Offer.

The Depositary for the Offer is:

DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Attn: GNL Tender Offer

The Information Agent for the Offer is:

American National Stock Transfer, LLC

405 Park Avenue, 12th Floor
New York, NY 10022
Telephone: (877) 373-2522 (toll-free)